UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 1, 2011

YANKEE HOLDING CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-141699-05	20-8304743
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

16 Yankee Candle Way, South Deerfield, MA  01373
(Address of Principal Executive Offices) (Zip Code)

(413) 665-8306

(Registrant’s Telephone Number, Including Area Code)

Not applicable.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective June 1, 2011, Thomas T. Macejko, a Director of Madison Dearborn Partners, LLC (“MDP”), will replace George A. Peinado, a Managing Director of MDP, as one of the directors of Yankee Holding Corp. (“Yankee Holdings”) designated by MDP.  This change in directors will also apply to Yankee Finance, Inc. and The Yankee Candle Company, Inc.  Mr. Macekjo will also serve as a manager on the board of managers of YCC Holdings LLC (“YCC Holdings”) and of Yankee Candle Investments LLC, in each case, as one of the managers designated by MDP.  Mr. Macekjo will serve as a member of the Audit Committee and Compensation Committees of the board of directors of Yankee Holdings and of the board of managers of YCC Holdings.

For a description of certain relationships between MDP and Yankee Holdings, please see Item 13, “Certain Relationships and Related Transactions and Director Independence,” of Yankee Holdings’ Annual Report on Form 10-K for the fiscal year ended January 1, 2011.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

YANKEE HOLDING CORP.

Dated: June 3, 2011

	By:	/s/ James Perley
James Perley
Executive Vice President, General Counsel

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